Registration No. 333-

                 SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549

                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

                           SHOPSMITH, INC.
       (Exact name of registrant as specified in its charter)

             OHIO                               31-0811466
   (State of Incorporation)     (I.R.S. Employer Identification No.)


                6530 POE AVENUE, DAYTON, OHIO       45414
         (Address of Principal Executive Offices) (Zip Code)


                      1988 DIRECTOR OPTION PLAN
                      (Full title of the plan)


                           J. MICHAEL HERR
                      THOMPSON HINE & FLORY LLP
                           P. O. BOX 8801
                     2000 COURTHOUSE PLAZA N.E.
                         DAYTON, OHIO  45401
               (Name and address of agent for service)

                           (937) 443-6615
    (Telephone number, including area code, of agent for service)


                   CALCULATION OF REGISTRATION FEE

                       Proposed     Proposed
Title of      Amount   maximum      maximum      Amount of
securities    to be    offering     aggregate    registrati
to be         registe  price per    offering     on
registered    red      share        price        fee

Common         9,582     $  .67    $ 6,419.94(1)
Shares
              37,932      $1.00     37,932.00(1)
              ------                ---------
              47,514               $44,351.94      $13.44

(1)Calculated in accordance with Rule 457(h)(l) based on the price at which outstanding options may be exercised under the Plan.

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents filed with the Securities and Exchange
Commission are incorporated herein by reference as of their respective dates of filing:

         (a) The Annual Report of Shopsmith, Inc. (the "Company") on Form 10-K for the year ended March 30, 1996, filed pursuant to
    Section 13 of the Securities Exchange Act of 1934 ("Exchange
    Act").

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996, filed pursuant to Section 13 of the Exchange Act.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996, filed pursuant to Section 13 of the Exchange Act.

         (d) The description of the Company's Common Shares contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post- effective amendment which indicates that all Common Shares offered hereunder have been sold or which deregisters all Common Shares then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Thompson Hine & Flory LLP has provided a legal opinion to the Company with respect to the Common Shares of the Company being registered. J. Michael Herr, a partner in the firm of Thompson Hine & Flory LLP, is a director and Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 5 of Article III of the Company's Amended Code of Regulations (the "Regulations") sets forth the circumstances under which the Company is required to indemnify its directors and officers. These provisions are based on Section 1701.13 of the General Corporation Law of Ohio ("Section 1701.13"), which provides that an Ohio corporation shall have the power to indemnify its directors and officers.

         The Regulations and Section 1701.13 distinguish between (a) actions, suits or proceedings other than those brought (or threatened to be brought) by or in the right of the Company (referred to herein as "third party actions"), and (b) actions, suits or proceedings brought (or threatened to be brought) by or in the right of the Company (referred to herein as "derivative actions"). In third party actions, Section 1701.13 permits, and the Regulations require, the Company to indemnify a director or officer against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with any such action in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any matter which is the subject of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

         In the case of derivative actions, Section 1701.13 permits, and the Regulations require, the Company to indemnify a director or officer against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made with respect to any matter as to which he has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines that he is entitled to indemnification.

         Unless indemnification in respect of a third party action or derivative action is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standard of conduct (and therefore may be indemnified) must be made by the board of directors by a majority vote of a quorum consisting of directors of the Company who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders.

         To the extent that a director or officer is successful on the merits or otherwise in defense of any third party action or derivative action, Section 1701.13 and the Regulations require the Company to indemnify such director or officer against expenses, including attorneys' fees, actually and reasonably incurred in connection with the action, suit or proceeding without consideration of the applicable standards of conduct.

         The Regulations and Section 1701.13 expressly provide that they are not exclusive and that they do not limit any other indemnification rights to which those seeking indemnification may be entitled.

         The Company maintains insurance policies that presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers with respect to certain matters that are not covered by the Company's indemnification obligations.

Item 7.  Exemption from Registration Claimed.
         Not applicable.

Item 8.  Exhibits.
         See Index to Exhibits following signature pages.

Item 9.  Undertakings.
   (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on this 6th day of December, 1996.

                                   SHOPSMITH, INC.

                                   By /s/ John R. Folkerth
                                       John R. Folkerth
                                       Chairman of the Board and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Name             Title                        Date

/s/ John R. Folkerth  Director, Chairman of           December 6, 1996
John R. Folkerth      the Board and Chief Executive
                      Officer (principal executive
                      officer)

/s/ William C. Becker Vice President of               December 6, 1996
William C. Becker     Finance and Treasurer
                      (principal financial
                      and accounting officer)

Robert L. Folkerth*   Director                        December 6, 1996
Robert L. Folkerth


J. Michael Herr*      Director                        December 6, 1996
J. Michael Herr


Edward A. Nicholson*  Director                        December 6, 1996
Edward A. Nicholson


John L. Schaefer*     Director                        December 6, 1996
John L. Schaefer


                      Director                        December 6, 1996
Brady L. Skinner


Richard L. Snell*     Director                        December 6, 1996
Richard L. Snell




* The undersigned, by signing his name hereto, executes this Registration Statement on Form S-8 pursuant to powers of attorney executed by the above-named persons which are included as exhibits to this Registration Statement.



                                     /s/ John R. Folkerth
                                     John R. Folkerth
                                     Attorney-in-Fact

                          INDEX TO EXHIBITS




     (4)   INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS,
     INCLUDING INDENTURES:

             4.1   Amended Articles of Incorporation of Shopsmith,
             Inc., filed as Exhibit 4.1 to the Company's Registration
             Statement on Form S-8 (Reg. No. 33-26463)                  2

             4.2   Amended Code of Regulations of Shopsmith, Inc.,
             filed as Exhibit 4.2 to the Company's Registration
             Statement on Form S-8 (Registration No. 33-26463)          2

     (5)     OPINION RE LEGALITY:

             5.1   Opinion of Thompson Hine & Flory LLP                 1

     (23)    CONSENTS OF EXPERTS AND COUNSEL:

             23.1   Consent of Crowe, Chizek and Company LLP            1

             23.2   Consent of Thompson Hine & Flory LLP  (included in
             the opinion filed as Exhibit 5.1)                          1

     (24)    POWERS OF ATTORNEY:

             24.1   Manually-signed Powers of Attorney of certain
             persons authorizing execution of this Registration
             Statement and amendments hereto on behalf of such persons
             by the attorneys-in-fact named therein                     1



1 - Filed herewith
2 - Incorporated by Reference

PCN3442.SKC

                                                         EXHIBIT 5.1

                      THOMPSON HINE & FLORY LLP
                     2000 Courthouse Plaza N.E.
                       Dayton, OH   45402-1706


                          December 6, 1996


Shopsmith, Inc.
6530 Poe Avenue
Dayton, OH   45414

Ladies and Gentlemen:

       We have acted as counsel to Shopsmith, Inc., an Ohio corporation ("Shopsmith"), in connection with the Shopsmith, Inc. 1988 Director Option Plan (the "Plan") and the preparation of Shopsmith's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission in connection therewith.

       Please be advised that we have examined such proceedings and records of Shopsmith, and have made investigation of such other matters, as in our judgment permits us to render an informed opinion on the matters set forth herein.

       Based upon the foregoing, it is our opinion that the Common Shares of Shopsmith to be issued by Shopsmith pursuant to the Plan have been duly authorized and, when sold and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

       We consent to the use of this opinion as an exhibit to Shopsmith's Registration Statement on Form S-8 with respect to the Plan and to the use of our firm name, and the statements made with respect to us, appearing under Item 5 of Part II of such Registration Statement.

                           Very truly yours,


                           /s/ THOMPSON HINE & FLORY LLP

                                                     EXHIBIT 23.1

                    INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration
Statement of Shopsmith, Inc. on Form S-8 of our report dated June 3, 1996, appearing in the Annual Report on Form 10-K of Shopsmith, Inc. for the year ended March 30, 1996.


                           /s/ CROWE, CHIZEK AND COMPANY LLP

Columbus, OH
December 4, 1996

                                                     EXHIBIT 24.1


                       POWERS OF ATTORNEY

                           SHOPSMITH, INC.

                          POWER OF ATTORNEY


       WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1988 Director Option Plan (the "Registration Statement');

       NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

       IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of November, 1996.



                              /s/ John R. Folkerth
                              John R. Folkerth

                           SHOPSMITH, INC.

                          POWER OF ATTORNEY


       WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1988 Director Option Plan (the "Registration Statement');

       NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

       IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of November, 1996.



                              /s/ J. Michael Herr
                              J. Michael Herr

                           SHOPSMITH, INC.

                          POWER OF ATTORNEY


       WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1988 Director Option Plan (the "Registration Statement');

       NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

       IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of November, 1996.



                              /s/ Edward A. Nicholson
                              Edward A. Nicholson

                           SHOPSMITH, INC.

                          POWER OF ATTORNEY


       WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1988 Director Option Plan (the "Registration Statement');

       NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

       IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of November, 1996.



                              /s/ Robert L. Folkerth
                              Robert L. Folkerth

                           SHOPSMITH, INC.

                          POWER OF ATTORNEY


       WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1988 Director Option Plan (the "Registration Statement');

       NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

       IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of November, 1996.



                              /s/ John L. Schaefer
                              John L. Schaefer

                           SHOPSMITH, INC.

                          POWER OF ATTORNEY


       WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1988 Director Option Plan (the "Registration Statement');

       NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

       IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of November, 1996.



                              /s/ Richard L. Snell
                              Richard L. Snell